Exhibit 10.18.1
                              FIRST AMENDMENT TO
                       THE ANNTAYLOR STORES CORPORATION
               2000 STOCK OPTION AND RESTRICTED STOCK AWARD PLAN




      The AnnTaylor Stores Corporation 2000 Stock Option and Restricted Stock Award Plan (the "Plan") is hereby amended effective as of January 29, 2002, as set forth below.

      1. The first sentence of Section 5 of the Plan is hereby amended and restated in its entirety as follows:

           The shares of Common Stock subject to Options and Restricted Stock Awards hereunder may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Corporation

           Except as set forth above, the Plan is hereby ratified and affirmed in all respects.